EXHIBIT 23.1

December 12, 2002

Board of Directors
Uranium Power Corporation
#206 - 745 Howe Street
Vancouver, B.C.
V6C 2B3

Dear Sirs:

We hereby consent to the use our report and the related consolidated financial statements dated August 12, 2002, for the fiscal year ended April 30, 2002, and their incorporation by reference into this Form 8-K/A-1 in satisfaction of the pro forma financial information requirements of Item 7(b) of Form 8-K in accordance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Yours very truly,

/s/ “Smythe Ratcliffe”

Chartered Accountants

Vancouver, Canada
December 12, 2002